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                                                                    EXHIBIT 10.8




                         INTERMUNE PHARMACEUTICALS, INC.

              SERIES A-1 AND A-2 PREFERRED STOCK PURCHASE AGREEMENT

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                         INTERMUNE PHARMACEUTICALS, INC.

              SERIES A-1 AND A-2 PREFERRED STOCK PURCHASE AGREEMENT

        THIS SERIES A-1 AND A-2 PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of April 27, 1999, by and among INTERMUNE PHARMACEUTICALS, INC. a California corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

        WHEREAS, the Company has authorized the sale and issuance of Preferred Stock (the "Shares") in the amount of one million eight hundred thirty-five thousand (1,835,000) Shares of Series A-1 Preferred Stock ("Series A-1 Preferred") and five million six hundred thousand (5,600,000) Shares of Series A-2 Preferred Stock ("Series A-2 Preferred");

        WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

        WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1.     AGREEMENT TO SELL AND PURCHASE.

               1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, as amended, in the form attached hereto as Exhibit B (the "Restated Articles").

        1.2 SALE OF SERIES A PREFERRED STOCK. Subject to the terms and conditions hereof, at the Closing (as defined below) the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the number of Shares set forth opposite Purchaser's name on Exhibit A. Consideration for the purchase of Series A-1 shares is more particularly described in Exhibit A. The Purchasers of Series A-2 shares shall pay a purchase price of One Dollar Twenty-Five Cents ($1.25) per share. Subject to the terms and conditions hereof, at a Subsequent Closing (as defined below) the Company will sell an additional eight hundred thousand (800,000) shares of Series A-2 Preferred Stock to third party Purchasers at a price of One Dollar Twenty-Five Cents ($1.25) per share. The Series A-1

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Preferred and Series A-2 Preferred may be referred to herein collectively as the
"Series A Preferred."

        2.     CLOSING, DELIVERY AND PAYMENT.

               2.1 CLOSING. The first closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306 or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date"). The subsequent closing shall occur within one hundred twenty (120) days following the Closing Date ("Subsequent Closing"). The purchase and sale of additional Shares of Series A-2 Preferred at any Subsequent Closing shall be pursuant to an agreement identical to this one, except for date and exhibits, and any such purchase and sale of Series A-2 Preferred for the purposes of this Agreement shall be deemed to be a purchase and sale at the Closing, as of the Closing Date.

               2.2 DELIVERY. At the Closing and the Subsequent Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser certificates representing the number of Shares to be purchased at the Closing and Subsequent Closing by Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, such consideration as the Board of Directors shall determine, or any combination of the foregoing.

        3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth in the Schedule of Exceptions attached hereto as Exhibit G, the Company hereby represents and warrants to each Purchaser as follows:

               3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C (the "Co-Sale Agreement") and the Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement" and together with the Co-Sale Agreement and this Agreement, the "Financing Agreements"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of the Financing Agreements and the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as hereinafter defined) on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. "Material Adverse Effect" means any adverse effect on the assets, liabilities, business, operations, properties or financial condition of the Company taken as a whole.


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               3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of fifteen million (15,000,000) shares of Common Stock, none of which is issued and outstanding, and eleven million two hundred thousand (11,200,000) shares of Series A Preferred Stock, eleven million two hundred thousand (11,200,0000) of which are issued and outstanding, one million eight hundred thirty-five thousand (1,835,000) shares of Series A-1 Preferred Stock, none of which is issued and outstanding, five million six hundred thousand (5,600,000) shares of Series A-2 Preferred Stock, none of which is issued and outstanding, five million six hundred thousand (5,600,000) shares of Series A-3 Preferred Stock, none of which is issued and outstanding and one million eight hundred thirty-five thousand (1,835,000) shares of Series A-4 Preferred Stock, none of which is issued and outstanding. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. Other than as set forth in the Schedule of Exceptions, and except as may be granted pursuant to the Financing Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, commitments or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

                      (a) All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and Federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. Each series of Preferred Stock is convertible into Conversion Shares on a one-for-one basis, subject to adjustment as provided in the Restated Articles. The Conversion Shares have been duly and validly reserved for issuance. Except as hereinabove described, the Company has no shares of capital stock reserved for issuance.

                      (b) When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable and will have been issued in compliance with all applicable state and Federal laws concerning the issuance of securities, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or Federal securities laws as set forth herein or in the Financing Agreements or as otherwise required by such laws at the time a transfer is proposed.

                      (c) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

               3.3 AUTHORIZATION; BINDING OBLIGATIONS. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Financing Agreements. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Financing Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles has been taken or will be taken prior to the Closing. The Financing Agreements, when executed and delivered, will be valid and binding obligations of the Company


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enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any rights of conversion, preemptive rights or rights of first refusal that have not been properly waived or complied with.

               3.4 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser (i) its unaudited balance sheet as at December 31, 1998 and unaudited statement of income and cash flows for the twelve months ending December 31, 1998, and (ii) its unaudited balance sheet as at February 28, 1999 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the two month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of February 28, 1999 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

               3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge after making due inquiry, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which will not have, either in any individual case or in the aggregate, a Material Adverse Effect.

               3.6    AGREEMENTS; ACTION.

                      (a) Other than as set forth on the Schedule of Exceptions and except for the Financing Agreements and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof. For purposes of this Agreement, Connetics Corporation ("Connetics") shall not be considered an affiliate of the Company.

                      (b) Other than as set forth on the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to the best of its knowledge after making due inquiry, by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of Twenty-Five Thousand Dollars ($25,000), or
(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to


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infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                      (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of Twenty-Five Thousand Dollars ($25,000) or, in the case of indebtedness and/or liabilities individually less than Twenty-Five Thousand Dollars ($25,000), in excess of Fifty Thousand Dollars ($50,000) in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights.

                      (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, shareholders, affiliates or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company and except as contemplated by this Agreement and the Common Stock Purchase Agreements between the Company and certain of the Purchasers. No officer, director or shareholder of the Company, or any member of their immediate families, has an interest, directly or indirectly, in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               3.8 CHANGES. Since the Statement Date, the Company has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of its business and as contemplated by this Agreement and the Common Stock Purchase Agreements and there has not been to the Company's knowledge:

                      (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;


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                      (b) Any resignation or termination of any key officers of
the Company; and the Company, to the best of its knowledge after making due inquiry, does not know of the impending resignation or termination of employment of any such officer;

                      (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                      (d) Any damage, destruction or loss, whether or not covered by insurance which has a Material Adverse Effect;

                      (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                      (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer, affiliate or director of the Company, other than advances made in the ordinary course of business;

                      (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

                      (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                      (i) Any labor organization activity;

                      (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                      (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                      (l) Any change in any material agreement to which the Company is a party or by which it is bound which has a Material Adverse Effect, including compensation agreements with the Company's employees; or

                      (m) Any other event or condition of any character that, either individually or cumulatively, has a Material Adverse Effect.

               3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) liens and encumbrances that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment,


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fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

               3.10 PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. The Company is not aware of any reasonable basis for the denial of any pending patent application (including divisions, continuations, continuations in part and renewal applications) relating to any patents filed by the Company and does not believe that anything contained in such patent applications is reasonably likely to effect adversely any extension, modification or renewal of existing patents or patent applications relating to the Company's intellectual property. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Financing Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

               3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge after making due inquiry, any statute, rule or regulation applicable to the Company which would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with the Financing Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in material conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment,


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forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

               3.12 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of the Financing Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

               3.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (Federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company's knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. As of the date hereof, there are not pending or, to the knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings against the Company in respect to taxes or tax matters. There are not any unresolved questions or claims concerning the Company's tax liability that may have a Material Adverse Effect. The provision for taxes of the Company as shown in the Balance Sheet as at December 31, 1998 is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code") to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) and Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a Material Adverse Effect.

               3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation or severance arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the


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continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

               3.15 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each former and current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

               3.16 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

               3.17 REGISTRATION RIGHTS. Except as required pursuant to the Financing Agreements, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

               3.18 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, after making due inquiry, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Financing Agreements and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, except for those the lack of which would have a Material Adverse Effect. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

               3.19 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, after making due inquiry, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, after making due inquiry, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.


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               3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

               3.21 FULL DISCLOSURE. The Financing Agreements, the Exhibits thereto and all other agreements delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the business plan most recently provided by the Company to the Purchasers (the "Business Plan") was prepared by the management of the Company in a good faith effort to describe the Company's proposed business and products and the markets therefor. The assumptions applied in preparing the Business Plan appeared reasonable to management as of the date thereof; however, there is no assurance that these assumptions will prove to be valid or that the objectives set forth in the Business Plan will be achieved. To the Company's knowledge, there are no facts which (individually or in the aggregate) would or could reasonably be expected to have a Material Adverse Effect that have not been set forth in the Agreement, the Exhibits hereto, the Financing Agreements, the Financial Statements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

               3.22 CORPORATE DOCUMENTS. The Restated Articles and Bylaws of the Company are in the form provided to counsel for the Purchaser. The copy of the minute books of the Company provided to counsel for the Purchasers contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects accurately in all material respects all actions by the directors and shareholders with respect to all transactions referred to in such minutes.

               3.23 SECTION 83(b) ELECTIONS. To the Company's knowledge, all elections and notices permitted by Section 83(b) of the Code and any analogous provisions of applicable state tax laws will be or have been timely filed by all employees who have purchased shares of the Company's Common Stock under agreements that provide for the vesting of such shares.

               3.24 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

               3.25 INSURANCE. Fire and casualty, clinical trials, general liability, business interruption, product liability, and sprinkler and water damage insurance policies are in full force and effect and are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its properties and assets, and are in character and amount at least equivalent to that carried by companies engaged in similar businesses and subject to the same or similar perils or hazards.

               3.26 INVESTMENT COMPANY ACT. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               3.27 YEAR 2000. The Company has reviewed its operations to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem, as defined below. The Year 2000 Problem is not reasonably likely to have a Material Adverse Effect. The "Year 2000 Problem" as used herein, means any significant risk that the computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

        4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

               Each Purchaser hereby represents and warrants, severally but not jointly, to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

               4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver the Financing Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of the Financing Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, the Financing Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

               4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                      (a) PURCHASER BEARS ECONOMIC RISK. Purchaser understands the business in which the Company is engaged and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                      (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                      (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in the Financing Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                      (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                      (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and Business Plan and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 3 of this Agreement or the right of Purchaser to rely thereon.

                      (f) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                      (f) RESIDENCE. The office of the Purchaser in which its investment decision was made is located at the address of the Purchaser set forth on Exhibit A.

               4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Financing Agreements.

        5.     CONDITIONS TO CLOSING.

               5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares to be purchased at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                      (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                      (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Agreements (except for such as may be properly obtained subsequent to the Closing).

                      (d) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California.

                      (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                      (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                      (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

                      (h) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

                      (i) CO-SALE AGREEMENT. The Co-Sale Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

The stock certificates representing the shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Co-Sale Agreement.

                      (j) BOARD OF DIRECTORS. As shall be more specifically set forth in the Voting Agreement, the authorized size of the Board of Directors of the Company shall be five. The Board of Directors shall initially consist of W. Scott Harkonen, James I. Healy, John Higgins and Edgar Engleman.

                      (k) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

                      (l) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                      (m) VOTING AGREEMENT. The Voting Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto.

                      (n) CONVERSION OF SERIES A PREFERRED. Connetics shall have delivered a notice of conversion of the Series A Preferred Stock to be effective upon the delivery of its Series A Preferred Stock certificate, which certificate shall be delivered promptly following the payment of the dividend by the Company to Connetics contemplated by Article IV.A.1 of the Restated Articles.

               5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares to be purchased at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Shares in
Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                      (b) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

                      (c) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California.

                      (d) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Purchasers.

                      (e) CO-SALE AGREEMENT. The Co-Sale Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

                      (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Agreements (except for such as may be properly obtained subsequent to the Closing).

                      (g) VOTING AGREEMENT. The Voting Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto.

        6.     MISCELLANEOUS.

               6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

               6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

               6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

               6.4 ENTIRE AGREEMENT. The Financing Agreements, the Exhibits and Schedules thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

               6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               6.6 AMENDMENT AND WAIVER.

                      (a) This Agreement may be amended or modified only upon the written consent of at least fifty-five percent (55%) of then-outstanding shares of Series A-1 Preferred and Series A-2 Preferred of the Company, respectively voting separately by each series.

                      (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of at least fifty-five percent (55%) of then-outstanding shares of Series A-1 Preferred and Series A-2 Preferred of the Company, respectively voting separately by each series.

               6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Financing Agreements or the Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under the Financing Agreements or under the Restated Articles or any waiver on such party's part of any provisions or conditions of the Financing Agreements, or the Restated Articles must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Financing Agreements, the Restated Articles, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

               6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

               6.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Financing Agreements. The Company shall, at the Closing, reimburse the reasonable fees and expenses of separate counsel for the Purchasers of up to Twenty-Five Thousand Dollars ($25,000), and shall reimburse such special counsel for reasonable expenses incurred in connection with the negotiation, execution, delivery and performance of the Financing Agreements of up to Ten Thousand Dollars ($10,000).

               6.10 ATTORNEYS' FEES. In the event that any dispute among the parties to the Financing Agreements should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to the Financing Agreements, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

               6.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               6.13 BROKER'S FEES. Each party hereto represents and warrants, severally but not jointly, that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this
Section 6.13 being untrue.

               6.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, members, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

               6.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

               6.16 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("Cooley Godward") has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.

               6.17 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               PURCHASE AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed the SERIES A-1 AND A-2 PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY

INTERMUNE PHARMACEUTICALS, INC.

/s/ W. Scott Harkonen
------------------------------------
W. Scott Harkonen
President


PURCHASERS

CONNETICS CORPORATION

/s/ T. Wiggans
------------------------------------
Thomas Wiggans
Chief Executive Officer

GENENTECH, INC.


By:
            ------------------------
Print Name:
            ------------------------
Title:
            ------------------------


SANDERLING VENTURE PARTNERS IV, L.P.

------------------------------------        ------------------------------------
Fred A. Middleton                           Robert G. McNeil
General Partner                             General Partner

SANDERLING IV LIMITED, L.P.

------------------------------------        ------------------------------------
Fred A. Middleton                           Robert G. McNeil
General Partner                             General Partner


                               PURCHASE AGREEMENT

SANDERLING IV BIOMEDICAL, L.P.

------------------------------------        ------------------------------------
Fred A. Middleton                                Robert G. McNeil
General Partner                                  General Partner


SANDERLING [FERI TRUST] VENTURE PARTNERS IV, L.P.

------------------------------------        ------------------------------------
Fred A. Middleton                                Robert G. McNeil
General Partner                                  General Partner


SANDERLING IV VENTURE MANAGEMENT

------------------------------------        ------------------------------------
Fred A. Middleton                                Robert G. McNeil
General Partner                                  General Partner


BIOTECHNOLOGY DEVELOPMENT FUND, L.P.        BIOTECHNOLOGY DEVELOPMENT FUND III,
                                              L.P.

By: BioAsia Investments, LLC,               By: BioAsia Investments, LLC,
its General Partner                         its General Partner

By:                                         By:
   ---------------------------------           ---------------------------------
   Frank Kung, Managing Member                 Frank Kung, Managing Member


CHARTER VENTURES III, LLC

By:
   ---------------------------------
Print Name:
           -------------------------
               Managing Member


                               PURCHASE AGREEMENT

VERON INTERNATIONAL, LTD.

By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


                               PURCHASE AGREEMENT

                                Index of Exhibits

Schedule of Purchasers                                           Exhibit A

Restated Articles                                                Exhibit B

Co-Sale Agreement                                                Exhibit C

Investor Rights Agreement                                        Exhibit D

Form of Legal Opinion                                            Exhibit E

Voting Agreement                                                 Exhibit F

Schedule of Exceptions                                           Exhibit G

                                    EXHIBIT A

                              SERIES A-1 PURCHASERS

                                         NUMBER OF                   NON-CASH
PURCHASER                                 SHARES                   CONSIDERATION
-----------------------                 -----------                -------------
Genentech, Inc.(1)                        875,000                       (2)
Connetics Corporation(3)                  960,000                       (4)
TOTAL                                   1,835,000

----------

(1) Genentech, Inc.
    1 DNA Way
    South San Francisco, California 94080
    Attention: General Counsel

(2) Consideration for the shares is the execution on the Closing Date of an Amendment of the License Agreement for Interferon Gamma between Connetics and Genentech, Inc. in a form approved by the Purchasers.

(3) Connetics Corporation
    3400 West Bayshore Road
    Palo Alto, CA  94303
    Attention: General Counsel

(4) Consideration for the shares is (a) the surrender of 11,200,000 shares of outstanding Series A Preferred shares of the Company, (b) execution on the Closing Date of that certain Collaboration Agreement between Connetics and the Company in a form satisfactory to Purchasers, (c) execution on the Closing Date of that certain Transition Agreement between Connetics and the Company, (d) execution prior to the Closing Date of that certain Amended and Restated Service Agreement between Connetics and the Company in a form satisfactory to Purchasers, (e) execution on the Closing Date of an Amendment of the Sublicense Agreement between Connetics Corporation and Company in a form approved by the Purchasers, and (f) execution on the Closing Date of an Amendment of the License Agreement for Interferon Gamma between Connetics and Genentech, Inc. in a form approved by the Purchasers.

                              SERIES A-2 PURCHASERS



                                                              NUMBER               TOTAL
PURCHASER                                                    OF SHARES         PURCHASE PRICE
---------                                                    ---------         --------------
Sanderling Venture Partners IV, L.P.(5)                      1,266,989         $1,583,736.25
Sanderling IV Limited Partnership, L.P.(6)                     494,287         $  617,858.75
Sanderling IV Biomedical, L.P.(7)                              493,231         $  616,538.75
Sanderling [Feri Trust] Venture Partners IV, L.P.(8)           140,571         $  175,713.75
Sanderling IV Venture Management(9)                              4,922         $    6,152.50
Biotechnology Development Fund, L.P.(10)                       842,688         $1,053,360.00
Biotechnology Development Fund, L.P.(10)                       357,312         $  446,640.00
Veron International, Ltd.(11)                                  800,000         $   1,000,000
Charter Ventures III, LLC(12)                                  400,000         $  500,000.00
Other Third Party Investor(s)                                  800,000         $1,000,000.00
                                                             ---------         -------------
TOTALS                                                       5,600,000         $7,000,000.00
                                                             =========         =============

(5)   2730 Sand Hill Road, Suite 200
      Menlo Park, CA  94025
      Attention: General Partner

(6)   Same address as in footnote 5.

(7)   Same address as in footnote 5.

(8)   Same address as in footnote 5.

(9)   Same address as in footnote 5.

(10)  575 High Street, Suite 201
      Palo Alto, CA  94301
      Attention:  General Partner

(11)  ChinaChem Golden Plaza
      Top Floor
      77 Mody Road
      Tsimshatsui East, Kowloon
      Hong Kong

(12)  525 University Avenue, Suite 1500
      Palo Alto, CA  94301
      Attention:  Managing Member

                                    EXHIBIT B

                                RESTATED ARTICLES

                                   (attached)

                                    EXHIBIT C

                                CO-SALE AGREEMENT

                                   (attached)

                                    EXHIBIT D

                            INVESTOR RIGHTS AGREEMENT

                                   (attached)

                                    EXHIBIT E

                              FORM OF LEGAL OPINION

                                   (attached)

                                    EXHIBIT F

                                VOTING AGREEMENT

                                   (attached)

                                    EXHIBIT G

                             SCHEDULE OF EXCEPTIONS

                                   (attached)

                               TABLE OF CONTENTS

                                                                                           PAGE
1.      AGREEMENT TO SELL AND PURCHASE....................................................   1

        1.1    Authorization of Shares....................................................   1

        1.2    Sale of Series A Preferred Stock...........................................   1

2.      CLOSING, DELIVERY AND PAYMENT.....................................................   2

        2.1    Closing....................................................................   2

        2.2    Delivery...................................................................   2

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................   2

        3.1    Organization, Good Standing and Qualification..............................   2

        3.2    Capitalization; Voting Rights..............................................   3

        3.3    Authorization; Binding Obligations.........................................   3

        3.4    Financial Statements.......................................................   4

        3.5    Liabilities................................................................   4

        3.6    Agreements; Action.........................................................   4

        3.7    Obligations to Related Parties.............................................   5

        3.8    Changes....................................................................   5

        3.9    Title to Properties and Assets; Liens, etc.................................   6

        3.10   Patents and Trademarks.....................................................   7

        3.11   Compliance with Other Instruments..........................................   7

        3.12   Litigation.................................................................   8

        3.13   Tax Returns and Payments...................................................   8

        3.14   Employees..................................................................   8

        3.15   Proprietary Information and Inventions Agreements..........................   9

        3.16   Obligations of Management..................................................   9

        3.17   Registration Rights........................................................   9

        3.18   Compliance with Laws; Permits..............................................   9

        3.19   Environmental and Safety Laws..............................................   9

        3.20   Offering Valid.............................................................  10

        3.21   Full Disclosure............................................................  10

        3.22   Corporate Documents........................................................  10

        3.23   Section 83(b) Elections....................................................  10


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                               TABLE OF CONTENTS
                                   (CONTINUED)

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
        3.24   Real Property Holding Corporation..........................................  10

        3.25   Insurance..................................................................  10

        3.26   Investment Company Act.....................................................  11

        3.27   Year 2000..................................................................  11

4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..................................  11

        4.1    Requisite Power and Authority..............................................  11

        4.2    Investment Representations.................................................  11

        4.3    Transfer Restrictions......................................................  13

5.      CONDITIONS TO CLOSING.............................................................  13

        5.1    Conditions to Purchasers' Obligations at the Closing.......................  13

        5.2    Conditions to Obligations of the Company...................................  14

6.      MISCELLANEOUS.....................................................................  15

        6.1    Governing Law..............................................................  15

        6.2    Survival...................................................................  15

        6.3    Successors and Assigns.....................................................  15

        6.4    Entire Agreement...........................................................  15

        6.5    Severability...............................................................  15

        6.6    Amendment and Waiver.......................................................  15

        6.7    Delays or Omissions........................................................  16

        6.8    Notices....................................................................  16

        6.9    Expenses...................................................................  16

        6.10   Attorneys' Fees............................................................  16

        6.11   Titles and Subtitles.......................................................  17

        6.12   Counterparts...............................................................  17

        6.13   Broker's Fees..............................................................  17

        6.14   Exculpation Among Purchasers...............................................  17

        6.15   Pronouns...................................................................  17

        6.16   Waiver of Conflicts........................................................  17

        6.17   California Corporate Securities Law........................................  17


                                      ii.